As filed with the Securities and Exchange Commission on July 23, 2008

Registration No. 333-130043

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

ASIAINFO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	752506390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AsiaInfo Holdings, Inc.

4th Floor, Zhongdian Information Tower

No. 6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Tel: +8610 8216-6688

(Address of Principal Executive Offices)

ASIAINFO HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Tracy Liu, Manager

AsiaInfo Holdings, Inc.

5201 Great America Parkway, Suite 429

Santa Clara, California 95054

Tel: +1 (408) 970-9788

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Matthew D. Adler, Esq.

DLA Piper US LLP

701 5th Ave., Suite 7000

Seattle, Washington 98104

Tel: +1 206 839 4800

Fax: +1 206 839 4801

EXPLANATORY STATEMENT

A total of 600,000 shares of common stock of AsiaInfo Holdings, Inc. (the “Company”) were registered in connection with the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) by registration statement on Form S-8, File No. 333-130043, filed on December 1, 2005 (the “2005 Form S-8”). On April 22, 2008, the stockholders of the Company approved the AsiaInfo Holdings, Inc. 2008 Stock Incentive Plan, as amended (the “2008 Plan”), which replaces the 2005 Plan. Of the 600,000 shares registered in connection with the 2005 Plan, 391,955 shares have not been issued and are not subject to issuance upon the exercise or vesting of outstanding options or other awards granted under the 2005 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997 (see G. Securities Act Forms, number 89), 391,955 shares of the Company’s common stock registered on the 2005 Form S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2008 Plan (the “2008 Form S-8”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by the Company under Registration Number 333-130043 with respect to securities offered pursuant to the 2005 Plan are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2008

ASIAINFO HOLDINGS, INC.

By:	/s/ Eileen Chu
Eileen Chu Vice President and Chief Financial Officer
(duly authorized officer and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eileen Chu, as his or her attorney-in-fact, with full power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES DING James Ding	Board Member and Chairman of the Board	July 23, 2008

/s/ STEVE ZHANG Steve Zhang	Board Member, President and Chief Executive Officer (principal executive officer)	July 23, 2008

/s/ EILEEN CHU Eileen Chu	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 23, 2008

/s/ YUNGANG LU Yungang Lu	Board Member	July 23, 2008

/s/ DAVIN MACKENZIE Davin Mackenzie	Board Member	July 23, 2008

/s/ TAO LONG Tao Long	Board Member	July 23, 2008

/s/ TOM MANNING Tom Manning	Board Member	July 23, 2008

/s/ EDWARD TIAN Edward Tian	Board Member	July 23, 2008

/s/ ANDERS CHEUNG Anders Cheung	Board Member	July 23, 2008

/s/ YICHEN ZHANG Yichen Zhang	Board Member	July 23, 2008